                                                                   Exhibit 10.39

                       TELEPORT COMMUNICATIONS GROUP INC.

                        RESTRICTED STOCK AND BONUS PLAN


                                   ARTICLE I

                                    PURPOSE

     The purpose of the Teleport Communications Group Inc. Restricted Stock and Bonus Plan (the "Plan") is to provide opportunities for select employees to acquire shares of Class A Common Stock of Teleport Communications Group Inc. (the "Company"). The Plan is designed to attract, retain and reward select employees of exceptional skill upon whom, in large measure, the Company's sustained growth and profitability depend.


                                   ARTICLE II

                                  DEFINITIONS

     The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

     2.1 Award: Means any Restricted Stock or Bonus Stock granted to a Participant under the Plan.

     2.2 Award Agreement: Means any written agreement, contract or other instrument or document, including Committee resolutions, evidencing an Award.

     2.3  Board:  Means the Board of Directors of the Company.

     2.4 Bonus Stock: Means Shares granted to a Participant under Article VI of the Plan that are not subject to any restrictions or risk of forfeiture.

     2.5  Committee:  Means the Compensation and Benefits Committee of the
Board.

     2.6 Company: Means the Teleport Communications Group Inc., a Delaware corporation and its successors.

     2.7  Effective Date:  Means January 1, 1997.

     2.8 Participant: Means each individual who has been granted an Award under the Plan.

     2.9 Plan: Means the Teleport Communications Group Inc. Restricted Stock and Bonus Plan.

     2.10 Restricted Period: Means the period of time from the date of grant of Restricted Stock until the time the Award is no longer subject to any restrictions or risk of forfeiture.

     2.11 Restricted Stock: Means Shares granted to a Participant under Article V of the Plan that are subject to certain restrictions and to a risk of forfeiture.

     2.12 Share:  Means one share of Class A Common Stock of the Company.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 The Committee shall administer the Plan and shall have full and discretionary power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

     3.2 The Committee shall have full and discretionary power to select Participants of the Plan; determine the type or types of Awards to be granted to each Participant; determine the number of Awards to be granted; determine the number of Shares to which an Award will relate; set forth the terms, conditions and limitations applicable to each Award; and determine all other matters in connection with an Award.

                                 ARTICLE IV

                             ELIGIBILITY AND SHARES

     4.1 Eligibility: Any employee of the Company, any employee of a business entity to be acquired by the Company or any individual the Company wishes to employ may be selected by the Committee, in its discretion, to participate in the Plan, except that no Shares shall be issued to an individual unless he or she becomes employed by the Company or any of its affiliates.

     4.2 Shares Subject to Plan: The total number of Shares of Restricted Stock or Bonus Stock which may be granted under the plan shall be one million (1,000,000). The Shares awarded under the Plan may be authorized but unissued Shares or treasury Shares, as the Committee from time to time may determine. Any Restricted Stock that is forfeited before the restrictions lapse shall be available for subsequent grants of Restricted Stock or Bonus Stock under the Plan to the extent that the Participant by whom such Shares were forfeited did not, prior to the date of forfeiture, receive any benefits of ownership with respect to the Restricted Stock.

     4.3 Award Agreements: All Awards under the Plan shall be evidenced by an Award Agreement. All agreements evidencing Awards shall specify the total number of Shares subject to each grant, the effective date of the Award, and the terms and conditions of the Awards.

                                   ARTICLE V

                            RESTRICTED STOCK AWARDS

     5.1 Issuance and Restrictions: The Committee is authorized to grant Participants awards of Restricted Stock. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee shall indicate in the Award Agreement (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as determined by the Committee as set forth in the Award Agreement.

     5.2 Certificate of Shares: Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and the Company shall retain physical possession of the certificates. When the Participant's rights to the Restricted Stock become vested, the Company will, as soon as is administratively practical thereafter, deliver the certificates representing those Shares to the Participant, who may thereafter exercise full rights as owner of the Shares without restriction under this Plan.

     5.3 Participant's Rights as Shareholder Prior to Vesting: Except as specifically set forth in the Award Agreement, the Participant shall have all rights and privileges of a stockholder as to his or her Restricted Stock, including the rights to vote and to receive dividends, except that the following restrictions shall apply: (i) none of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; and (ii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank.

     5.4 Nontransferability of Shares: Neither the Restricted Stock nor any right hereunder shall be transferable or be subject to attachment, execution or other similar process while such Restricted Stock is subject to restrictions or not vested. Any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of his or her Restricted Stock, while subject to restrictions or not vested, or of any right under the Plan or any Award Agreement, except as provided for herein, or any levy or any attachment, execution or similar process upon the rights or interest conferred under the Plan or any Award Agreement, shall be null and void.

     Notwithstanding any provision of the Plan to the contrary, the following exceptions to the prohibition against the transfer of Restricted Stock shall apply unless otherwise provided for in the Award Agreement.

          (i) Certain Reorganizations: If the Company enters into any merger, reorganization or other transaction that results in the exchange of cash or other property for Shares, Participant may take such steps as may be necessary to effect the exchange. Any property or cash received in exchange for Restricted Stock will be substituted for the Restricted Stock for purposes of the Plan and will be subject to the terms of the Plan in the same manner as the Restricted Stock for which it was exchanged. The Company will retain physical possession of any security or property received in an exchange for Restricted Stock, and Participant agrees to provide the Company with a stock power, endorsed in blank, with respect to any stock received in such an exchange.

          (ii) Tender Offers: If any person makes a "bona fide tender offer", meaning any transaction evidenced by the filing of Schedule 14D-1 with the Securities and Exchange Commission or any similar transaction as determined in the sole discretion of the Company, that includes an offer to purchase Restricted Stock, Participant may agree to tender any or all Restricted Stock. Upon the acceptance of any such tender, the Company will deliver the certificates representing the tendered Restricted Stock to the person making the tender offer, and the provisions of this Plan will cease to apply to such Restricted Stock and will apply to the securities or cash tendered for the Restricted Stock.

          (iii) Death: The transfer of Restricted Stock at the Participant's death by will, through intestate succession or by the designation of a beneficiary under Section 7.3 of the Plan will not be deemed to be a transfer for purposes of the Plan.

     5.5 Dividends: Unless otherwise provided in the Award Agreement, cash dividends paid on Restricted Stock shall be paid to the Participant. Shares distributed in connection with a stock split or stock dividend, and other distributions of noncash property to shareholders shall be subject to the restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

     5.6 Forfeitures: Upon termination of employment from the Company and its affiliates, Restricted Stock that is at that time subject to restrictions or not vested shall be forfeited and reacquired by the Company; however, any Award Agreement may provide that restrictions or forfeiture conditions relating to Restricted Stock will be waived (in whole or in part) in the event of termination resulting from specified causes.


                                   ARTICLE VI

                               BONUS STOCK AWARDS

          The Committee is authorized to grant Participants awards of Shares without restriction or risk of forfeiture as a "bonus" for services provided by the Participants to the Company. The Committee shall determine, in its discretion, the terms and conditions of such Awards and may, in its discretion, condition the grant of any such Bonus Stock Award on the satisfaction of performance or other criteria specified in an Award Agreement related to such Award.


                                  ARTICLE VII

                                 MISCELLANEOUS

          7.1 Withholding Taxes: The Committee shall have the discretion to either (i) cause the Company to retain and withhold Shares from any Award in an amount necessary to satisfy the amount of Federal, state and local taxes required to be withheld or otherwise deducted and paid with respect to such award, or (ii) require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right, in its sole discretion, to withhold sums from any other compensation due the Participant from the Company for any such taxes.

          7.2 No Claim or Right of Employment Under the Plan: Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be employed by or to be retained in the employ of the Company or any affiliate thereof.

          7.3 Designation and Change of Beneficiary: Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to exercise the Participant's rights, if any, and receive the amount, if any, payable under the Plan following his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; however, no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If a deceased Participant has not properly designated a beneficiary or if the designated beneficiary does not survive the Participant, Plan benefits shall be paid in the following order (determined as of the Participant's date of death): (i) surviving spouse, if none, then (ii) children, per stirpes, if none then (iii) the Participant's estate.
          --- -------

          7.4 Transfers to Persons Other Than Participant: If the Committee shall find that any person to whom Shares are to be transferred under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then transfers due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs, be made to his or her spouse, child, relative, institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to Shares. Any such transfer shall be a complete discharge of the liability of the Committee and the Company therefor.

          7.5 No Liability of Committee Members: Any claim under this Plan is solely the obligation of the Company. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member (or on his or her behalf) in his or her capacity as a member of the Committee or by reason of any mistake of judgment made by him in good faith.
The Company shall indemnify and hold harmless each employee, officer or partner of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law.

          7.6 Governing Law; Gender; Headings: The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof. If any provision of this Plan is invalid or unenforceable, it will not affect the other Plan provisions, and the Plan shall remain in effect as though the invalid or unenforceable provisions were omitted. Except when otherwise indicated by the context, references herein to the masculine gender shall include the feminine and/or neuter genders, and references herein to the plural shall include the singular, and vice versa. Headings herein are for convenience of reference only and shall not be considered in construing the Plan.

          7.7 Binding Nature of Plan: This Plan is binding upon the heirs, executors and administrators of the Participant and on the successors and assigns of the Company.


          7.8 Regulatory Compliance and Listing: The issuance or delivery of any Shares may be postponed by the Company for such period as may be required to comply with any applicable requirements under Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulations applicable to the issuance or delivery of such Shares and the Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.


                                  ARTICLE VIII

                            AMENDMENT OR TERMINATION

          8.1 Amendment or Termination: The Committee may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof or Award issued thereunder, provided, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such termination, alteration or amendment may not be impaired without the consent of the Participant and, provided further, that no alteration or amendment may be made without the approval of the Company's shareholders if such approval is required by any Federal or state law or by the rules of any stock exchange on which the Shares may be listed.